UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SELECT INTERIOR CONCEPTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Select Interior Concepts, Inc.

On April 28, 2020, Select Interior Concepts, Inc. (“SIC” or the Company) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2020 Annual Meeting of Stockholders that was convened and immediately adjourned on June 10, 2020 (the “Annual Meeting”). On June 10, 2020, the Company issued the press release below announcing that its Annual Meeting had been adjourned until June 16, 2020.

SELECT INTERIOR CONCEPTS ADJOURNS ANNUAL MEETING

ATLANTA, GA – June 10, 2020 – Select Interior Concepts, Inc. (“SIC” or the “Company”) (NASDAQ: SIC), a premier installer and nationwide distributor of interior building products, today announced the adjournment of its annual meeting until Tuesday, June 16, 2020, at 10 a.m. ET.  The record date remains April 17, 2020.

As previously announced, the annual meeting is being adjourned to provide the Company’s stockholders with additional time to review the proposals to be considered at the annual meeting in light of the recent appointment of L. W. (Bill) Varner, Jr. as the Company’s Chief Executive Officer and Tyrone Johnson’s resignation as CEO and a director of the Company.  Furthermore, as a result of Mr. Johnson’s resignation as a director of the Company, Mr. Johnson will no longer be standing for re-election at the annual meeting and only the five remaining directors will be standing for election.

The annual meeting will continue to be held in a virtual meeting format only at www.virtualshareholdermeeting.com/SIC2020.

ABOUT SELECT INTERIOR CONCEPTS

Select Interior Concepts is a premier installer and nationwide distributor of interior building products with leading market positions in highly attractive markets. Headquartered in Atlanta, Georgia, Select Interior Concepts is listed on the NASDAQ.  The Residential Design Services segment provides integrated design, sourcing and installation solutions to customers, in the selection of a broad array of interior products and finishes, including flooring, cabinets, countertops, window treatments, and related interior items. The Architectural Surfaces Group segment distributes natural and engineered stone through a national network of distribution centers and showrooms under proprietary brand names such as AG&M, Modul and Pental. For more information, visit: www.selectinteriorconcepts.com.

CONTACTS:

Investor Relations:

Tully Brown

(470) 548-7370

IR@selectinteriorconcepts.com

2